Exhibit 1.1
Micrus Endovascular Corporation
[                    ] Shares
Common Stock1
Form of Underwriting Agreement
[              ], 2006
A.G. Edwards & Sons, Inc.
CIBC World Markets Corp.
Needham & Company, LLC
As Representatives of the Several
Underwriters Named in Schedule A
c/o A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri 63103
Ladies and Gentlemen:
          Section 1. Introductory. Micrus Endovascular Corporation, a Delaware corporation (“Company”), has an authorized capital stock consisting of (i) 50,000,000 shares, $0.01 par value per share, of Common Stock on the date hereof (“Common Stock”), of which [                    ] shares were outstanding as of [        , 2006], and (ii) and [                    ] shares of Preferred Stock, $0.01 par value per share on the date hereof, none of which were outstanding as of [        , 2006]. The stockholders named in Schedule B (“Selling Stockholders”) propose to sell [                    ] shares of Common Stock (“Firm Shares”) to the several underwriters named in Schedule A (“Underwriters”), who are acting severally and not jointly. In addition, the Company proposes to grant to the Underwriters an option to purchase up to [                    ] additional shares of Common Stock (“Option Shares”) as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the “Shares.”
     You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective.

[1]	Plus an option to acquire up to [ ] additional Shares from the Company to cover overallotments.

     The Company and each Selling Stockholder hereby confirm their respective agreements with the Underwriters as follows:
          Section 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:
     (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-                    ), including the related preliminary prospectus or prospectuses, covering the registration of the Shares under the 1933 Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
     (b) The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, has become effective; no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.
     (c) (i) The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the applicable 1933 Act Regulations thereunder, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each preliminary prospectus and the Prospectus complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus and the number of shares, public offering price and other net proceeds of the public offering set forth in Schedule C, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     As used in this subsection and elsewhere in this Agreement:
1.	“Applicable Time” means [ [ ]:00 a.m./p.m.] (New York City Time) on ___, 2006 or such other time as agreed by the Company and the Representatives.

2.	“Statutory Prospectus” as of the Applicable Time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference

3.	“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

4.	“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Purchase Agreement.

5.	“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     Each Issuer Free Writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to statements in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein and which are referred to in Section 4 hereof.
     (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Statutory Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and, when read together with the other information in the Prospectus at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Date (as defined below), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (e) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus or Issuer Free Writing Prospectus, and each preliminary prospectus and Issuer Free Writing Prospectus, has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus, and General Disclosure Package and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement, the Prospectus nor the General Disclosure Package, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus, or General Disclosure Package or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof and which are referred to in Section 4 hereof.
     (f) Micrus SA and Micrus Endovascular UK are the only subsidiaries of the Company (the “Subsidiaries”). The Company and the Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective places of incorporation, with corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company and the Subsidiaries are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and the Subsidiaries and their business, condition, financial or otherwise, results of operations or prospects taken as a whole (“Material Adverse Effect”); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, except as would not have a Material Adverse Effect.

     (g) Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company owns 100 percent of the issued and outstanding capital stock of the Subsidiaries, free and clear of any claims, liens, encumbrances or security interests, and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable.
     (h) The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus and the General Disclosure Package have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus and the General Disclosure Package.
     (i) The Shares to be sold by the Company and the Selling Stockholders have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus and the General Disclosure Package.
     (j) The making and performance by the Company of this Agreement have been duly authorized by all necessary corporate action and will not (i) violate any provision of the Company’s amended and restated certificate of incorporation or bylaws (collectively, the “Charter Documents”), (ii) result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any Subsidiaries or the property of any of them may be bound or affected and that is filed as an exhibit to, or incorporated by reference in, the Registration Statement (“Applicable Contract”) except to the extent such violation, breach or contravention would not have a Material Adverse Effect or affect the consummation of the offering contemplated herein, (iii) violate, breach or be in contravention of any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any of the Subsidiaries was or is now a party or by which it is bound except to the extent such violation, breach or contravention could not have a Material Adverse Effect or affect the consummation of the offering contemplated herein. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated herein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. (“NASD”) and except to the extent the failure by the Company to obtain such consent, approval, authorization or other order would not have a Material Adverse Effect or affect the consummation of the offering contemplated herein. This Agreement has been duly executed and delivered by the Company.
     (k) The accountants who have expressed their opinions with respect to certain of the financial statements and schedules included in the Registration Statement are independent accountants as required by the 1933 Act.
     (l) The consolidated financial statements, together with the related notes and schedules of the Company included and incorporated in the Registration Statement, present fairly, in all material respects, the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus and the General Disclosure Package; and the supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. The financial information set forth in the Prospectus under “Selected Consolidated Financial Data” presents fairly on the basis stated in the Prospectus, the information set forth therein.
     The pro forma financial statements and other pro forma information included in the Prospectus and the General Disclosure Package present fairly, in all material respects, the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission’s rules and guidelines with respect to pro forma financial statements and other pro forma information and have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.
     (m) Neither the Company nor any of the Subsidiaries is in violation of their Charter Documents or in default under any consent decree, or in default with respect to any material provision of any Applicable Contract or any other lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party which either singly or in the aggregate would have a Material Adverse Effect and, to the Company’s knowledge, there does not exist any state of facts which constitutes an event of default by the other party thereto as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, which singly nor in the aggregate would have a Material Adverse Effect.
     (n) There are no material legal or governmental proceedings pending, or to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries is or may be a party or of which material property owned or leased by the Company or any of the Subsidiaries is or may be the subject, or which are related to environmental or discrimination matters which are not disclosed in the Prospectus or the General Disclosure Package, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto.
     (o) There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock except as disclosed in the Prospectus or the General Disclosure Package. Holders of registration rights have waived such rights with respect to the offering being made by the Prospectus and the General Disclosure Package.
     (p) The Company and each of the Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the consolidated financial statements hereinabove described (or elsewhere in the Prospectus or the General Disclosure Package), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus or the General Disclosure Package) or which are not material to the Company and the Subsidiaries taken as a whole. The Company and the Subsidiaries hold their respective leased properties which are material to the Company and the Subsidiaries taken as a whole, under valid and binding leases.
     (q) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (r) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, and except as contemplated by the Prospectus and the General Disclosure Package, the Company and the Subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material change in their capital stock, short-term debt or long-term debt.
     (s) There is no material document required by the 1933 Act to be described in the Registration Statement, the Prospectus or the General Disclosure Package or to be filed as an exhibit to, or incorporated by reference in, the Registration Statement which is not described or filed as required.
     (t) Except as described in or as may otherwise result due to the outcome of the Company’s pending litigation with Boston Scientific Corporation described in the Prospectus and the General Disclosure Package, the Company together with the Subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Trade Rights”) material to the business of the Company and the Subsidiaries taken as a whole as currently conducted or proposed to be conducted and described in the Prospectus and the General Disclosure Package. Except as described in or as may otherwise result due to the outcome of the Company’s pending litigation with Boston Scientific Corporation described in the Prospectus and the General Disclosure Package, neither the Company nor any of the Subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and, except as described in the Prospectus and the General Disclosure Package, neither the Company nor any of the Subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a Material Adverse Effect.
     (u) Except as described in the Prospectus and the General Disclosure Package, the conduct of the business of the Company and the Subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect. The Company has no knowledge of, nor has the Company received any notice of, investigation, product recall or detention, warning letter, seizure or other material regulatory action by the U.S. Food and Drug Administration or by the Department of Health and Human Services Office of Inspector General.
     (v) Except as disclosed in the Prospectus and the General Disclosure Package, all offers and sales of the Company’s capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities laws.
     (w) The Company has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could reasonably be expected to have a Material Adverse Effect.
     (x) The Company has filed an application to list the Shares on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance or sale of the Shares, as the case may be.

     (y) The Company is not, and does not intend to conduct its business in a manner in which it would become, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended (“Investment Company Act”).
     (z) Neither the Company nor the any of the Subsidiaries does or intends to do business with the government of Cuba within the meaning of Section 517,075, Florida Statutes.
     (aa) The Company maintains a system of internal accounting controls, with respect to itself and the Subsidiaries, sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains “disclosure controls and procedures” in compliance with the requirements of Rule 13a-15 under the Exchange Act and the Nasdaq National Market. The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon the effectiveness of such provisions.
     (bb) The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a material role in the Company’s internal controls over financial reporting; and any material weaknesses in internal controls that have been identified for the Company’s auditors. Since the date of the most recent evaluation of such “disclosure controls and procedures,” there have been no significant changes in internal controls over financial reporting or in other factors that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (cc) The Company has provided you with true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company that are currently outstanding.

     (dd) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.
     (ee) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ff) Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiaries, has, directly or indirectly, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to foreign or domestic political parties or campaigns from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (gg) At the time of filing the Registration Statement, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act.
     (hh) The Company represents that, unless it obtained the prior consent of the Representatives, and each Underwriter represents that, unless it obtained the prior consent of the Company and the Representatives, it has not made any offer relating to the Shares that constitutes an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act, or that otherwise constitutes a “free writing prospectus,” as defined in Rule 405 of the 1933 Act, required to be filed with the Commission. Any such free writing prospectus that was consented to by the Company and the Representatives is hereafter referred to as a “Permitted Free Writing Prospectus” and is listed on Schedule D hereto. The Company represents that it has treated each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied with the requirements of Rule 433 applicable to any Permitted Free Writing

Prospectus, including timely filing with the Commission where required, legending and record keeping.
Any certificate signed by an officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to matters covered thereby.
Section 3. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to the several Underwriters that:
     (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power-of-Attorney and Custody Agreement substantially in the form of Exhibit A hereto (hereinafter referred to as a “Stockholders’ Agreement”), and for the sale and delivery of the Firm Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Stockholders’ Agreement, to make the representations, warranties and agreements hereunder and thereunder, and to sell, assign, transfer and deliver the Firm Shares to be sold by such Selling Stockholder hereunder.
     (b) Certificates in negotiable form representing all of the Firm Shares to be sold by such Selling Stockholder have been placed in custody under the Stockholders’ Agreement, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to the Custodian, and such Selling Stockholder has duly executed and delivered a power-of-attorney, in the form heretofore furnished to you and included in the Stockholders’ Agreement (the “Power-of-Attorney”), appointing John T. Kilcoyne and Robert A. Stern, and each of them, as such Selling Stockholder’s attorney-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine (subject to the provisions of the Stockholders’ Agreement) the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 5 hereof, to authorize the delivery of the Firm Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Stockholders’ Agreement.
     (c) Such Selling Stockholder specifically agrees that the Firm Shares represented by the certificates held in custody for such Selling Stockholder under the Stockholders’ Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters, the Custodian, the Attorneys-in-Fact, each other Selling Stockholder and the Company, that the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power-of-Attorney, are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity, liquidation or dissolution of any Selling Stockholder or by the occurrence of any other event. If any individual Selling Stockholder or any executor or trustee for a Selling Stockholder should die or become incapacitated, or if any Selling Stockholder that is an estate or trust should be terminated, or if any Selling Stockholder that is a partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Firm Shares hereunder, certificates representing the Firm Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Stockholders’ Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers-of-Attorney shall be as valid as if such death, incapacity, disability, termination, liquidation, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, disability, termination, liquidation, dissolution or other event.
     (d) This Agreement and the Stockholders’ Agreement have each been duly authorized, executed and delivered by such Selling Stockholder and each such document constitutes a valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms.
     (e) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the sale of the Firm Shares by such Selling Stockholder or the consummation by such Selling Stockholder of the transactions on its part contemplated by this Agreement and the Stockholders’ Agreement, except such as have been obtained under the 1933 Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Firm Shares to be sold by such Selling Stockholder.
     (f) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under this Agreement do not and will not (i) contravene any provision of applicable law, or the certificate of incorporation, or certificate of formation, or by-laws, or operating agreement or other constitutive documents of such Selling Stockholder (if such Selling Stockholder is a corporation or other entity), or (ii) conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by such Selling Stockholder or (iii) contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement of such Selling Stockholder, except such as have been already obtained or as may be required by the Exchange Act, the securities laws or Blue Sky laws of the various jurisdictions and any consent or approval required by the NASD in connection with the offer and sale of the Shares.
     (g) Such Selling Stockholder has, and at the First Closing Date will have, good and marketable title to the Firm Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims whatsoever; and, upon delivery of such Firm Shares and payment therefor pursuant hereto, good and marketable title to such Firm Shares, free and clear of all liens, encumbrances, equities or claims whatsoever, will be delivered to the Underwriters.
     (h) On the First Closing Date all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Firm Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will have been fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.
     (i) Other than as permitted by the 1933 Act, such Selling Stockholder has not distributed and will not distribute any preliminary prospectus, the Prospectus, the General Disclosure Package or any other offering material in connection with the offering and sale of the Firm Shares. Such Selling Stockholder has not taken and will not at any time take, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in, or that will constitute, stabilization of the price of shares of Common Stock to facilitate the sale or resale of any of the Firm Shares.
     (j) All information with respect to such Selling Stockholder contained in the Registration Statement, any preliminary prospectus, the Prospectus, the General Disclosure Package or any amendment or supplement thereto complied or will comply in all material respects with all applicable requirements of the 1933 Act and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     (k) Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 2 are not materially true and correct, is familiar with the Registration Statement, the General Disclosure Package and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or General Disclosure Package that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole. Such Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus to sell its Shares pursuant to this Agreement.
     (l) The Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package, and any post-effective amendment, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 3 are limited to statements or omissions made in reliance upon information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for the use in the Registration Statement, the Prospectus or any amendments or supplements thereto.
     (m) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder agrees to deliver to you prior to or at the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
     (n) Such Selling Stockholder, directly or indirectly, has not entered into any commitment, transaction, or other arrangement, including any prepaid forward contract, 10b5-1 plan or similar agreement, that transfers or may transfer any of the legal or beneficial ownership or any of the economic consequences of ownership of Common Stock, except as has been previously disclosed in writing to the Underwriters.
     (o) Such Selling Stockholder has, and on the First Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the “ UCC ”) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.
     (p) The Shares to be sold by such Selling Stockholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the UCC and certificates for all of the Shares to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been, or will be prior to the First Closing Date, placed in custody with [                ], the Transfer Agent, with instructions to deliver such Shares to the Underwriters pursuant to this Agreement.
     (q) Upon payment of the purchase price for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such nominee), and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC , to such Shares), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Shares and will acquire its interest in the Shares (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such Shares) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
     (r) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (s) Except as previously disclosed to the Representatives, neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with

(within the meaning of Article I(dd) of the By-laws of the NASD), any member firm of the NASD.
          (t) Such Selling Stockholder represents that it has not made any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act, required to be filed with the Commission.
     Any certificate signed by or on behalf of a Selling Stockholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.
          Section 4. Representations and Warranties of the Underwriters. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that the information set forth under paragraphs [eight, thirteen, fourteen through twenty-five] in “Underwriting” in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.
          Section 5. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each of the Selling Stockholders agree to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase the Firm Shares from the Selling Stockholders at the price per share equal to $[___]. The obligation of each Underwriter to each Selling Stockholder shall be to purchase from the Selling Stockholders that aggregate number of Shares set forth opposite the name of such Underwriter in Schedule A hereto, subject to adjustment in accordance with Section 11 hereof.
     At 10:00 A.M. (EST) on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12 of this Agreement) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of this Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Selling Stockholders will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the

Selling Stockholders. Such time of delivery and payment is herein referred to as the “First Closing Date.” The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Attorneys-in-Fact prior to 10:00 A.M. (EST), on the second full business day preceding the First Closing Date, and will be made available at the Selling Stockholders’ expense for checking and packaging by the Representatives at 10:00 A.M. (EST) on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above to an account designated by the Attorneys-in-Fact prior to the First Closing Date.
     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [___] Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time within 30 days after the date of the initial public offering upon notice by you to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the “Second Closing Date,” shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company’s expense for checking and packaging at 10:00 A.M. (EST) on the first full business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.
     You have advised the Company that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to acknowledge receipt therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.
          Section 6. Covenants of the Company and the Selling Stockholders. The Company and each Selling Stockholder, as applicable, covenants and agrees with each Underwriter that:

          (a) The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus or the General Disclosure Package, or for additional information.
          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the 1933 Act any prospectus required to be filed pursuant to such Rule. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the First Closing Date and Second Closing Date, as the case may be, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.
          (c) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with the law. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
          (d) The Company agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter agrees that, unless it obtains the prior consent of the Company and the Representatives, it will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act, required to be filed with the Commission. The Company agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
          (e) Each Selling Stockholder agrees that, unless it obtains the prior consent of the Representatives, it will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act, required to be filed with the Commission.
          (f) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus or the General Disclosure Package, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus or the General Disclosure Package, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.
          (g) Neither the Company nor any of the Subsidiaries will, acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares, except in either case as contemplated by the Prospectus and the General Disclosure Package.
          (h) Not later than [                    ] the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.
          (i) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (f) hereof, copies of the Registration Statement, the Prospectus, the General Disclosure Package, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.
          (j) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the state securities laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.
          (k) During the period of five years hereafter, the Company will furnish you and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; and (iii) as soon as available, of each report of the Company mailed to stockholders.
          (l) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus under the caption “Use of Proceeds.”
          (m) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b), copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement

(including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of this Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111 under the 1933 Act.
          (n) The Company will comply with all registration, filing and reporting requirements of the Exchange Act which from time to time may be applicable to the Company and will file with the Commission in a timely manner such information as may be required by Rule 463 of the 1933 Act and will furnish you copies of any such reports as soon as practicable after the filing thereof.
          (o) The Company and each Selling Stockholder agrees not to sell, contract to sell or otherwise dispose of, directly or indirectly, any Common Stock or securities convertible into Common Stock, for a period of 90 days after this Agreement becomes effective without the prior written consent of A.G. Edwards & Sons, Inc., except (i) with respect to the Company, Common Stock issued pursuant to the exercise or conversion of options, warrants or convertible securities described in the Prospectus whether outstanding as of the date of the Prospectus or granted or issued subsequent to such date, (ii) with respect to the Company, the grant, in the ordinary course of business, to employees and/or directors of options to purchase shares of Common Stock pursuant to the agreements or employee benefit plans described in the Prospectus, or (iii) in connection with the offering of the Shares; provided, however, if (x) during the last 17 days of the 90-day period described in this Section 6(o) the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period; the restrictions imposed by this Section 6(o) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101 (c)(1) of Regulation M of the Exchange Act. The Company has obtained similar lock-up agreements, subject to certain exceptions, from each of its current and former officers and directors and certain of its stockholders and option holders and will maintain, and not grant waivers of, such agreements at all times for 90 days after this Agreement becomes effective.
          (p) During a period of 90 days after the date of this Agreement, the Company shall not, without the consent of A.G. Edwards & Sons, Inc., file a registration statement under the 1933 Act except for any registration statement registering shares under any employee benefit plan described in the Prospectus.
          Section 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company and, unless otherwise paid by the Company, the Selling Stockholders hereby agree to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company’s obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company’s independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus, the Prospectus and any Free Writing Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement and any blue sky memorandum, (ii) all costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under applicable state securities laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD; and (iii) all fees and expenses of the Company’s transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters. It is understood, however, that, except as provided in this Section, the Underwriters will pay their own costs and expenses other than those specified in this Section 7 including fees of their counsel (other than as contemplated in clause (ii) of this Section 7), stock transfer taxes or resale of any of the shares by them, and any advertising expenses connected with any offer they may make.
          Section 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and, to the extent the Underwriters have elected to purchase the Option Shares, the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:
          (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M. (EST) on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M. (EST) on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A, the information concerning the public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

     (b) The Shares shall have been qualified for sale under the state securities laws of such states as shall have been specified by the Representatives.
     (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement, the Prospectus and the General Disclosure Package (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.
     (d) You shall not have advised the Company that the Registration Statement, the Prospectus or the General Disclosure Package or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.
     (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or the Subsidiaries, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.
     (f) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:
     (i) An opinion of Orrick, Herrington & Sutcliffe LLP (“Orrick”), counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:
     (1) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business requires such qualification except where the failure so to qualify would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole;
     (2) an opinion to the same general effect as clause (1) of this subparagraph (i) in respect of each direct and indirect subsidiary of the Company;
     (3) the authorized capital stock of the Company, of which there is outstanding the amount set forth in the Registration Statement, the Prospectus and the General Disclosure Package (except for subsequent issuances, if any, pursuant to stock options or other rights referred to in the Prospectus or the General Disclosure Package), conforms as to legal matters in all material respects to the description thereof in the Registration Statement, the Prospectus and the General Disclosure Package;
     (4) there are no preemptive rights or other similar rights to subscribe for or purchase securities of the Company created under the Company’s Charter Documents, the Delaware General Corporation Law or any other Applicable Contract;
     (5) the Shares to be delivered hereunder have been duly authorized;
     (6) the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable;
     (7) all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized, validly issued and is fully paid and nonassessable, and, except as disclosed in the Registration Statement, the Company owns directly or indirectly 100 percent of the outstanding capital stock of each subsidiary, and to the best knowledge of such counsel, such stock is owned free and clear of any claims, liens, encumbrances or security interests;
     (8) the specimen certificates attached as an exhibit to the Company’s Registration Statement on Form 8A evidencing the Shares to be delivered hereunder are in due and proper form, and when duly countersigned by the Company’s transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares represented thereby will be validly issued, fully paid and nonassessable;

     (9) based solely on verbal advice from the staff of the Commission, the Registration Statement has become effective under the 1933 Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.
     (10) the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), the Prospectus, the General Disclosure Package and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act.
     (11) the statements in the Registration Statement, the Prospectus and the General Disclosure Package summarizing statutes, rules and regulations are accurate and fairly and correctly present the information required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects and such counsel does not know of any statutes, rules and regulations required to be described or referred to in the Registration Statement, the Prospectus or the General Disclosure Package that are not described or referred to therein as required;
     (12) the statements under the captions “Risk Factors – Our international operations and our relationships with physicians and other consultants requires us to comply with a number of U.S. and international regulations” and “Business – Legal Proceedings – FCPA Investigation” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters;
     (13) this Agreement and the performance of the Company’s obligations hereunder have been duly authorized by all necessary corporate action and this Agreement have been duly executed and delivered by and on behalf of the Company, and is the legal, valid and binding agreement of the Company enforceable in accordance with their terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed;
     (14) to such counsel’s knowledge, there is no litigation or governmental proceeding before any court, public body or board pending or threatened against, or involving the assets, properties or business of, the Company which is required to be disclosed in the Registration Statement which is not so disclosed;
     (15) to such counsel’s knowledge, there are no leases, indenture, instruments or other agreements required to be filed as exhibits to, or incorporated by reference or described in, the Registration Statement other than those filed with the Commission as exhibits to, or incorporated by reference or described in, the Registration Statement;
     (16) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body which has not been obtained or taken and is not in full force and effect is required for the Company’s execution, delivery and performance of this Agreement and for the consummation by the Company of the transactions contemplated hereby and by the Prospectus and General Disclosure Package, except as required by the 1933 Act and applicable state or foreign securities laws (as to which such counsel need not express any opinion), and from the NASD Inc.;
     (17) the execution and performance of this Agreement will not contravene any of the provisions of, or result in a default under, any agreement, filed as an exhibit to the Registration Statement or violate any of the provisions of the charter or bylaws of the Company or any of the Subsidiaries or, to such counsel’s knowledge, violate any statute, order, rule or regulation of any United States regulatory or governmental body having jurisdiction over the Company or the Subsidiaries;
     (18) the Company is not, and immediately upon receipt of payment for the Shares will not be, an “investment company” or a person “controlled by” an “investment company” within the meaning of the Investment Company Act; and
     (19) except as disclosed in the Prospectus and the General Disclosure Package, there are no Applicable Contracts or, to the knowledge of such counsel, any other contracts or agreements between the Company and any other person currently in effect, granting such person the right to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated hereby.
     In addition, the Orrick opinion letter shall include a paragraph to the effect that, in addition, such counsel has (i) participated in conferences concerning the Registration Statement, the Prospectus and the General Disclosure Package, (ii) examined copies of the exhibits filed with the Registration Statement, copies of all documents incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package as of the date of such opinion and the other items listed in the letter, and (iii) considered the matters required to be stated in the Registration Statement, the Prospectus and the General Disclosure Package and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except to the extent otherwise stated in paragraph (12) above and other than the procedures described above), and that, subject to the foregoing, such counsel will confirm to us, as a matter of fact and not opinion, that, on the basis of the information they gained in the course of performing the services referred to above, nothing came to their attention that caused them to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or the General Disclosure Package, as of the Applicable Time or as of the First Closing Date or Second Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel is not requested to and will not make any comment in this paragraph with respect to the financial statements and schedules and other financial and statistical data contained in the Registration Statement, the Prospectus or the General Disclosure Package).
In rendering such opinion, such counsel may state that they are relying upon the certificate of an officer of the Company, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion under clause (9) above relates to the accuracy and completeness of the Registration Statement, the Prospectus and the General Disclosure Package, it is based upon a general review with the Company’s representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives in other form. All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to McDermott Will & Emery LLP, counsel for the Underwriters.
     (ii) An opinion of Heller Ehrman LLP, special and regulatory counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:
     (1) the statements under the captions “Risk Factors – If we fail to obtain, or experience significant delays in obtaining, FDA clearances or approvals for our future products or product enhancements, or to comply with similar regulatory requirements in other countries where we market our products, our ability to commercially distribute and market our products could suffer,” “Risk Factors – Modification to our marketed products may require new 510(k) clearances or premarket approvals, or may require us to cease marketing or recall the modified products until clearances are obtained,” “Risk Factors – If we or our suppliers fail to comply with the FDA’s quality system regulations, the manufacture of our products could be delayed,” “Risk Factors – If interventionalists are unable to obtain sufficient reimbursement for procedures performed with our products, it is unlikely that our products will be widely used,” “Business — The Micrus Solution,” “Business – Micrus Strategy,” “Business – Microcoil Products — Cerecyte,”] “Business – Government Regulation” and “Business – Third Party Reimbursement” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein, or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters and all claims in such statements relating to performance, characteristics or uses of each product are consistent with the regulatory status of the product under the applicable 510(k) as cleared by the FDA;
     (2) to such counsel’s knowledge, there is no investigation, product recall or detention, warning letter, seizure or other material regulatory action by FDA or by the Department of Health and Human Services Office of Inspector General pending or threatened against the Company;

     (3) the statements under the captions “Risk Factors – Our international operations and our relationships with physicians and other consultants requires us to comply with a number of U.S. and international regulations” and “Business – Legal Proceeding[s] – FCPA Investigation” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein, or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters;
     (4) no facts have come to such counsel’s attention that causes them to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), the Prospectus or the General Disclosure Package, or the Registration Statement, the Prospectus or the General Disclosure Package, as amended or supplemented (except as aforesaid, solely with respect to the statements under the captions set forth in paragraphs one and three hereof), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and the General Disclosure Package as amended or supplemented, if applicable, solely with respect to the statements under the captions set forth in paragraphs one and three hereof, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;
     (5) the statements in the Registration Statement, the Prospectus and the General Disclosure Package summarizing statutes, rules and regulations, solely with respect to the statements under the captions set forth in paragraphs one and three hereof, are accurate and fairly and correctly present the information required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects and such counsel does not know of any statutes, rules and regulations required to be described or referred to in the Registration Statement, the Prospectus or the General Disclosure Package, solely with respect to the statements under the captions set forth in paragraphs one and three hereof, that are not described or referred to therein as required; and
     (6) to such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened required to be described in the Prospectus or the General Disclosure Package, solely with respect to the statements under the captions set forth in paragraphs one and three hereof, which are not described as required, nor any contracts or documents, solely with respect to the statements under the captions set forth in paragraphs one and three hereof, of a character required to be described in the Registration Statement, the Prospectus or the General Disclosure Package or to be filed as exhibits to the Registration Statement which are not described or filed, as required.
In rendering such opinion, such counsel may state that (a) insofar as their opinion under paragraphs (4), (5) and (6) above relates to the accuracy and completeness of the Registration Statement, the Prospectus and the General Disclosure Package, it is based upon a general review with the Company’s representatives of the information contained under the captions set forth in paragraphs one and three above, without independent verification by such counsel of the accuracy or completeness of such information, (b) such counsel ceased representing the Company in securities matters on March 2, 2005, and there shall be no deemed imputed knowledge to such counsel as a result of such prior representation. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives in other form.
     (iii) An opinion of Fulwider Patton Lee and Utecht, LLP, intellectual property counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance acceptable to the Underwriters.
     (iv) An opinion of Weil, Gotshal & Manges, LLP, intellectual property litigation counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance acceptable to the Underwriters.
     (v) An opinion of Montgomery Law Group, LLP, special counsel for the Company, or Orrick addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that except as disclosed in the Prospectus, to such counsel’s knowledge, all offers and sales of the Company’s capital stock since June 30, 2001 were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

In rendering such opinion, such counsel may state that they are relying upon the certificate of an officer of the Company, as to the number of shares of Common Stock at any time or times outstanding. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives in other form. All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to McDermott Will & Emery LLP, counsel for the Underwriters.
     (vi) Such opinion or opinions of McDermott Will & Emery LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and the General Disclosure Package and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.
     (vii) An opinion of [           ], counsel for the Selling Stockholders, addressed to the Underwriters and dated the First Closing Date, to the effect that:
     (1) this Agreement and the Stockholders’ Agreement have each been duly executed and delivered by or on behalf of each Selling Stockholder; the Stockholders’ Agreement constitutes a valid and binding agreement of such Selling Stockholder in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency or other laws affecting creditors’ rights generally or by general principles of equity; the Attorneys-in-Fact and the Custodian have been duly authorized by such Selling Stockholder to deliver the Firm Shares on behalf of such Selling Stockholder in accordance with the terms of this Agreement; and the sale of the Firm Shares to be sold by such Selling Stockholder hereunder, the performance by such Selling Stockholder of this Agreement and the Stockholders’ Agreement and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to such Selling Stockholder or, if such Selling Stockholder is a corporation, partnership or other entity, the organizational documents of such Selling Stockholder;
     (2) no consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Selling Stockholders of the transactions on their part contemplated by this Agreement, except such as have been obtained or made under the 1933 Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Firm Shares; and
     (3) each Selling Stockholder has full legal right, power and authority to enter into this Agreement and the Stockholders’ Agreement and to sell, assign, transfer and deliver the Firm Shares to be sold by such Selling Stockholder hereunder and, upon payment for such Firm Shares and assuming that the Underwriters are purchasing such Firm Shares in good faith and without notice of any other adverse claim within the meaning of the Uniform Commercial Code, the Underwriters will have acquired all rights of such Selling Stockholder in such Firm Shares free of any adverse claim, any lien in favor of the Company and any restrictions on transfer imposed by the Company.
     (viii) A certificate or certificates, dated the First Closing Date, and signed by each Selling Stockholder to the effect (i) the representations and warranties of the Selling Stockholder contained in Section 3 hereof are true and correct in all material respects, except for such representations or warranties that are qualified by materiality shall be true and correct in all respects, with the same force and effect as though expressly made at and as of the First Closing Date and (ii) the Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the First Closing Date.
     (ix) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:
     (1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and
     (2) the Commission has not issued an order preventing or suspending the use of the Prospectus, the General Disclosure Package or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.
     The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in said certificate.
     (x) At the time this Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from PricewaterhouseCoopers LLP, independent accountants, the first one to be dated the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, in form and substance heretofore approved by the Representatives. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.
     (xi) Such further certificates and documents as you may reasonably request.
     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to McDermott Will & Emery LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.
     If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of any Underwriter, the Company or the Selling Stockholders,

except for the expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.
     Section 9. Reimbursement of Underwriters’ Expenses. If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or any Stockholder to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company and, unless otherwise paid by the Company, the Selling Stockholders, hereby agree to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 6 and Section 10 shall at all times be effective and shall apply.
     Section 10. Effectiveness of Registration Statement. You and the Company will use your and its best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.
     Section 11. Indemnification. (a) The Company and each of the Selling Stockholders, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and the Selling Stockholders, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, any preliminary prospectus, the Prospectus or the General Disclosure Package, any Issuer Limited Use Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Selling Stockholder will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus, the General Disclosure Package, any Issuer Limited Use Free Writing Prospectus or any

amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein and which is referred to in Section 4 hereof. In addition to its other obligations under this Section 11(a), the Company and each Selling Stockholder agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company and the Selling Stockholders to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction; provided, however, if it is held by a court of competent jurisdiction that the matter for which such expenses were incurred and paid by the Company or the Selling Stockholders is not a matter to which the Underwriters are entitled to such expense reimbursement by the Company or the Stockholders, the Underwriters shall promptly reimburse the Company and the Stockholders for any such expense previously paid or reimbursed to the Underwriters. This indemnity agreement will be in addition to any liability which the Company and the Selling Stockholders may otherwise have.
     (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, and each Selling Stockholder, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person or any Selling Stockholder may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, or any amendment or supplement thereto in reliance upon and in conformity with Section 4 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person or such Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company and such Selling Stockholder on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company and the Selling Stockholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction; provided, however, if it is held by a court of competent jurisdiction that the matter for which such expenses were incurred and paid by the Underwriters is not a matter to which the Company or the Selling Stockholders is entitled to such expense reimbursement by the Underwriters, the Company and the Selling Stockholders shall promptly reimburse the Underwriters for any such expense previously paid or reimbursed to the Company and the Selling Stockholders. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.
     (c) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on the advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.
     (d) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion in the case of the Company and the Selling Stockholders as the total price paid to the Company and the Selling Stockholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Stockholders and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus and the General Disclosure Package. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.
     (e) The provisions of this Section shall survive any termination of this Agreement.
     Section 12. Default of Underwriters. It shall be a condition to the agreement and obligation of the Company and the Selling Stockholders to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date, or the Second Closing Date, as the case may be, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date or the Second Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives, the Company and the Selling Stockholder for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Company or the Selling Stockholder, except for the expenses to be paid by the Company and the Selling Stockholders pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.
     In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, the Prospectus, the General Disclosure Package and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     Section 13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:
     (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company.
     (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities generally on the New York Stock Exchange or Nasdaq National Market shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Missouri, New York, or United States authorities, or (iii) there shall have been a material adverse change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).
     Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholders or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.
     Section 15. Absence of Fiduciary Relationship. The Company and each Selling Stockholder acknowledges and agrees that the Underwriters have acted, and are acting, solely in the capacity of an arm’s-length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, any Selling Stockholder or any other person. Additionally, none of the Underwriters has advised, or is advising, the Company, any Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company and each Selling Stockholder shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any Selling Stockholder with respect thereto. Any review by the Underwriters of the Company, the Selling Stockholders the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Underwriters and has not been and shall not be on behalf of the Company or any other person. It is understood that the offering price was arrived at through arm’s-length negotiations between the Underwriters. The Company and each Selling Stockholder acknowledges and agrees that the Underwriters are acting as independent contractors, and any duties of the Underwriters arising out of this Agreement and the transactions completed hereby shall be contractual in nature and expressly set forth herein. Notwithstanding anything in this Underwriting Agreement to the contrary, the Company and each Selling Stockholder acknowledges that the Underwriters may have financial interests in the success of the offering contemplated hereby that are not limited to the difference between the price to the public and the purchase price paid to the Company and the Selling Stockholder by the Underwriters for the Shares and the Underwriters have no obligation to disclose, or account to the Company or the Selling Stockholders for, any of such additional financial interests. The Company and each Selling Stockholder hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or such Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

     Section 16. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o A.G. Edwards & Sons, Inc., One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Kurtis B. Parker, with a copy to McDermott Will & Emery LLP, 3250 Porter Drive, Palo Alto, California 94304, Attention: Mark J. Mihanovic, Esq.; and if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters at 821 Fox Lane, San Jose, California 95131, to the attention of the Chief Financial Officer, with a copy to Orrick, Herrington & Sutcliffe LLP, 1020 Marsh Road, Menlo Park, California 94025, Attention: Glen R. Van Ligten, Esq.
     Section 17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.
     Section 18. Representation of Underwriters. You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.
     Section 19. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.
     Section 20. Entire Agreement. This Agreement constitutes the entire agreement among the parties relative to the subject matter hereof. Any previous agreement among the parties concerning the subject matter hereof is superseded by this Agreement.
     Section 21. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Underwriting Agreement, whereupon it will become a binding agreement among the Company and the several Underwriters including you, all in accordance with its terms.

Very truly yours,

Micrus Endovascular Corporation

By

John T. Kilcoyne
President and Chief Executive Officer

SELLING STOCKHOLDERS
(Named in Schedule B)

By

John T. Kilcoyne
Attorney-in-Fact

By

Robert A. Stern
Attorney-in-Fact

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.
A.G. Edwards & Sons, Inc.
CIBC World Markets Corp.
Needham & Company, LLC
Acting as Representatives of the several
Underwriters named in Schedule A.

By:	A.G. Edwards & Sons, Inc.

By:

Name:
Title:

By:	CIBC World Markets Corp.
By:

Name:
Title:

By:	Needham & Company, LLC

By:

Name:
Title:

Schedule A
Underwriters

Number of Firm Shares
Underwriter	to be Purchased
A.G. Edwards & Sons, Inc.

CIBC World Markets Corp.

Needham & Company, LLC.

TOTAL	[___]

Schedule B
Selling Stockholders

Number of Shares to be
Sold

TOTAL	[___]

Schedule C
Pricing Information

Schedule D
Permitted Free Writing Prospectuses

Exhibit A
Stockholders’ Agreement